UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 23, 2014

Pfenex Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36540	27-1356759
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10790 Roselle Street

San Diego, CA 92121

(Address of principal executive offices, including zip code)

(858) 352-4400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)	Election of Directors

As described in Pfenex Inc.’s (the “Company”) Registration Statement on Form S-1 (File No. 333-196539) (the “Registration Statement”), William R. Rohn and Phillip M. Schneider were appointed to the Company’s board of directors on July 24, 2014 in connection with the Company’s initial public offering (the “IPO”). Mr. Schneider will serve as a Class II director and Mr. Rohn will serve as a Class III director until a successor is duly elected and qualified or until an earlier resignation or removal. Mr. Schneider and Mr. Rohn will each serve as members of the audit and compensation, nominating and governance committees. Mr. Schneider will serve as the chair of the audit committee and Mr. Rohn will serve as the chair of the compensation, nominating and governance committee. Mr. Rohn will also serve as chairman of the board of directors.

Most recently, Mr. Rohn served as Chief Operating Officer of Biogen Idec, the successor company to IDEC Pharmaceuticals, a biotechnology company, from 2003 until 2005. Mr. Rohn also held various management positions with IDEC Pharmaceuticals, a biotechnology company, including: President and Chief Operating Officer from 1998 to 2003, Senior Vice President, Commercial Operations from 1996 to 1998 and Senior Vice President, Commercial and Corporate Development from 1993 to 1996. He also held various management positions with Adria Laboratories, a pharmaceutical company acquired by Pfizer Inc., including: Senior Vice President of Commercial Operations from 1991 to 1993 and Vice President of Business Development and Licensing from 1985 to 1990. Mr. Rohn currently serves on the board of directors of Hansen Medical, Inc., a medical device company. Mr. Rohn previously served on the boards of Intellikine, Inc., a pharmaceutical company acquired by Takeda America Holdings, Inc., Cerus Corporation, a biomedical products company, Elan Corporation, plc, a pharmaceutical company acquired by Perrigo Company plc, Metabasis Therapeutics, Inc., a biopharmaceutical company that merged with Ligand Pharmaceuticals Inc., and Pharmacyclics Inc., a pharmaceutical company. Mr. Rohn holds a Bachelor’s degree in Marketing from Michigan State University and has completed graduate-level coursework in Business Administration at Indiana State University.

Most recently, Mr. Schneider held various positions with IDEC Pharmaceuticals Corporation, a biopharmaceutical company, from 1987 to 2003, including: Senior Vice President and Chief Financial Officer from 1997 to 2003, and Director of Finance and Administration from 1992 to 1997. Prior to that, Mr. Schneider held various management positions at Syntex Pharmaceuticals Corporation, a pharmaceutical company, from 1985 to 1987 and KPMG LLP, an audit and tax advisory firm, from 1982 to 1984, where he attained his CPA license. He currently serves as a member of the board of directors of Arena Pharmaceuticals Corporation, a pharmaceutical company, which he joined in 2008, and Auspex Pharmaceuticals, a pharmaceutical company, which he joined in 2014. He previously served as a member of the board of directors of Gen-Probe, Inc., a biotechnology company, from 2002 to 2012. Mr. Schneider holds a B.S. in Biochemistry from the University of California, Davis and an M.B.A. from the University of Southern California.

There was no understanding or arrangement between Mr. Rohn, Mr. Schneider and any other person pursuant to which they were elected as a directors.

Neither Mr. Rohn nor Mr. Schneider is a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On July 24, 2014, in connection with Mr. Rohn and Mr. Schneider’s election as Class III and Class II directors, respectively, we entered into indemnification agreements with each of Mr. Rohn and Mr. Schneider in the form of the Company’s standard indemnification agreement, which was filed with the Securities and Exchange Commission on June 5, 2014 as Exhibit 10.4 to the Registration Statement and is incorporated herein in its entirety by reference.

As non-employee director, each of Mr. Rohn and Mr. Schneider will participate in the compensation program applicable to all non-employee directors, which is summarized below.

Under the Company’s cash compensation policy, each non-employee director receives a base annual retainer of $35,000 per year for service as a board member; $20,000 per year additionally for service as chairman of the board; $10,000 per year additionally for service as chairman of the audit committee; $8,000 per year additionally for service as an audit committee member; $8,000 per year additionally for service as chairman of the compensation, nominating and governance committee; and $5,000 per year additionally for service as a compensation, nominating and governance committee member.

In accordance with the Company’s outside director equity compensation policy and the 2014 Equity Incentive Plan, on July 24, 2014, each of Mr. Rohn and Mr. Schneider was granted an option to purchase 20,000 shares of common stock. On the date of each annual meeting of stockholders following the date of their election to the board, each of Mr. Rohn and Mr. Schneider will be granted an option to purchase 18,000 shares of common stock, subject to each continuing to be a non-employee director on each such date.

The foregoing is only a brief description of the material terms of the Company’s non-employee director compensation program, and is qualified in its entirety by reference to the description of the Company’s non-employee director compensation program under the heading “Management - Director Compensation” in the Registration Statement, filed with the Securities and Exchange Commission on July 17, 2014 and incorporated herein in its entirety by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws.

Certificate of Amendment to Amended and Restated Certificate of Incorporation

On July 25, 2014, the Company filed a certificate of amendment to its amended and restated certificate of incorporation (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware. The Certificate of Amendment was approved by the Company’s board of directors and stockholders and was effective July 25, 2014. As described in the Registration Statement, the Certificate of Amendment was filed to adjust the conversion ratio on the Company’s preferred stock such that each share of Series A-1 Preferred Stock converted into approximately 0.91966 shares of common stock and each share of Series A-2 Preferred Stock converted into approximately 1.1406 shares of common stock in connection with the Company’s IPO. The change in the conversion ratio effectively increased the number of shares held by Signet Healthcare Partners Accredited Partnership III, LP and Signet Healthcare Partners QP Partnership III, LP by approximately 450,000 shares, and decreased the number of shares held by entities affiliated with The Dow Chemical Company by approximately 400,000 shares.

The foregoing is only a brief description of the material terms of the Certificate of Amendment and is qualified in its entirety by reference to the Certificate of Amendment, which is filed herewith as Exhibit 3.1 and is incorporated herein by reference.

Amendment and Restatement of Certificate of Incorporation and Bylaws

On July 29, 2014, the Company filed an amended and restated certificate of incorporation (the “Restated Certificate”) and adopted amended and restated bylaws (the “Restated Bylaws”) in connection with the closing of the Company’s IPO. As described in the Registration Statement, the Company’s board of directors and stockholders previously approved the Restated Certificate and Restated Bylaws. The Restated Certificate and Restated bylaws were effective on July 29, 2014.

Among other matters, the Company’s Restated Certificate and Restated Bylaws were amended to include to provisions that:

•	authorize the board of directors to issue, without further action by the Company’s stockholders, up to 10,000,000 shares of undesignated preferred stock;

•	require that any action to be taken by the Company’s stockholders be effected at a duly called annual or special meeting and not by written consent;

•	specify that special meetings of the Company’s stockholders can be called only by the Company’s board of directors, the chairman of the board of directors, the chief executive officer or the president;

•	establish an advance notice procedure for stockholder approvals to be brought before an annual meeting of stockholders, including proposed nominations of persons for election to the board of directors;

•	provide that directors may be removed only for cause;

•	provide that vacancies on the board of directors may be filled only by a majority of directors then in office, even though less than a quorum;

•	establish that the board of directors is divided into three classes, Class I, Class II and Class III, with each class serving staggered terms;

•	specify that no stockholder is permitted to cumulate votes at any election of the board of directors; and

•	require a super majority of the stockholders and a majority of the board to amend certain of the above-mentioned provisions, including certain amendments related to the blank check preferred stock, removal of directors solely for cause, the classification of the board of directors, and the prohibition on cumulative voting.

The foregoing description is qualified in its entirety by reference to the Restated Certificate, which is filed herewith as Exhibit 3.2, and the Restated Bylaws, which are filed herewith as Exhibit 3.3, and which are both incorporated herein by reference.

Item 8.01. Other Events.

On July 23, 2014, the Company issued a press release announcing the pricing of the IPO. A copy of the press release is attached hereto as Exhibit 99.1.

On July 29, 2014, the Company consummated its IPO of 8,333,333 shares of Common Stock (the “Shares”). The Shares were issued pursuant to the Registration Statement. Total net proceeds to the Company from the sale of the Shares was $46,499,998.

As described in the Registration Statement, and in connection with the closing of the IPO, (i) the Company issued 1,217,784 shares of common stock in satisfaction of all accrued and unpaid dividends through July 28, 2014 upon the conversion of the Company’s convertible preferred stock to common stock immediately prior to the completion of the IPO; (ii) the Company repurchased 423,185 shares of common stock at a purchase price of $0.31 per share, pursuant to the amended and restated subscription agreement, dated May 2, 2014, entered into with certain stockholders, including Signet Healthcare Partners Accredited Partnership III, LP and Signet Healthcare Partners QP Partnership III, LP (“Subscription Agreement”); and (iii) current and former members of the Company’s management team including Bertrand Liang, Patrick Lucy, Henry Talbot, and Charles Squires, forfeited an aggregate of 100,000 shares of common stock.

On July 29, 2014, the Company issued a press release announcing the closing of the IPO described above. A copy of the press release is attached hereto as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Pfenex Inc.

3.2	Amended and Restated Certificate of Incorporation of Pfenex Inc.

3.3(1)	Amended and Restated Bylaws of Pfenex Inc.

99.1	Press Release dated July 23, 2014.

99.2	Press Release dated July 29, 2014.

(1)	Previously filed as Exhibit 3.3 to the Company’s Registration Statement on Form S-1, as amended (File No. 333-196539), filed with the Securities and Exchange Commission on June 5, 2014, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PFENEX INC.

Date: July 29, 2014	By:	/s/ Paul Wagner
Paul Wagner
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Pfenex Inc.

3.2	Amended and Restated Certificate of Incorporation of Pfenex Inc.

3.3(1)	Amended and Restated Bylaws of Pfenex Inc.

99.1	Press Release dated July 23, 2014.

99.2	Press Release dated July 29, 2014.

(1)	Previously filed as Exhibit 3.3 to the Company’s Registration Statement on Form S-1, as amended (File No. 333-196539), filed with the Securities and Exchange Commission on June 5, 2014, and incorporated herein by reference.